EXHIBIT 10.5

EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is entered into effective as of the date signed below between Forster Drilling Corporation, a Nevada corporation (the "Company"), and Cullen Hudnall (the "Executive").

RECITALS

WHEREAS, Forster Drilling Corporation (“is engaged in the business of providing petroleum drilling services, (the Company's Business); and

WHEREAS, Executive possess substantial knowledge and experience with respect to the Company's Business; and

WHEREAS, the Company desires to employ the Executive to have the benefits of his expertise and knowledge. The Executive, in turn, desires employment with the Company. The parties, therefore, enter into this Agreement to establish the terms and conditions of the Executive's employment with the Company.

In consideration of the mutual covenants and representations contained in this Agreement, the Company and the Executive agree as follows:

1.
Employment of Executive; Duties. The Company agrees to employ the Executive and the Executive agrees to be employed by the Company, as Plant Manager, for the period specified in Section 3 (the "Employment Period"), subject to the terms and conditions of this Agreement. During the Employment Period, the Executive shall have such duties and responsibilities generally consistent with his position and such other duties not inconsistent with his title and position and as may be assigned to him by the Company, which may include providing similar services for each of the Company's subsidiaries, parents or affiliates. In connection therewith, Executive shall devote his best efforts, experience and judgment to fully discharge his duties and responsibilities under this Employment Agreement and as reasonably contemplated hereby, and shall act in conformity with the written and oral policies of the Company and within the limits, budgets, business plans and instructions as set by its Board of Directors. Executive shall be subject to the authority of the Company's Board of Directors and duly appointed officers.

2.
Place of Employment and Travel. Executive acknowledges that the Company's offices and headquarters are currently located in Houston, Harris County, Texas, and shall be the initial site of Executives Employment.

3.	Employment Period. The Employment Period shall begin on the first date the Company commences drilling operations and shall continue for three (3) years thereafter.

4.
Base Salary. During the Employment Period, the Company shall pay the Executive. a minimum annual base salary of Eighty-Four Thousand Dollars (US $84,000.00). The base salary shall be payable in equal periodic installments which are not less frequent than the periodic installments in effect for salaries of other executives of the Company. The base salary shall be subject to review annually by the Board of Directors ("Board") (or a committee appointed by the Board) for upward adjustments based on the policies of the Company and tie Executive's contributions to the business of the Company.

5.
Stock Bonuses. During the Employment Period, on the first anniversary of the date Executive became an employee of the Company, the Executive will earn a stock bonus in the amount of Fifty Thousand (50,000) common shares of the Company, on the second anniversary of the date Executive became an employee of the Company, the Executive will earn a stock bonus in the amount of One Hundred Thousand (100,000) common shares of the Company, and on the third anniversary of the date Executive became an employee of the Company, the Executive will earn a stock bonus in the amount of One Hundred Fifty Thousand (150,000) common shares of the Company. If the Executive is not employed with the Company on the respective anniversary date, the Executive shall have a right to the stock bonus which shall be pro-rated evenly over the months the Executive is employed during the year in which employment ceases. i.e. If the Executive is employed for six months then he shall be entitle to 50% of the stock for that year. Any shares earned by Executive pursuant to paragraph 5 herein will be “Restricted Securities” as such term is defined in Rule 144 as promulgated under the Securities Act of 1933 and thus will be subject to certain resale limitations as contained in Rule 144. Executive will be solely responsible for any tax consequences incurred upon payment of any stock bonuses.

6.
Benefits. In addition to and except for the matters governed by this Agreement, the Executive shall be entitled to: (i) employee benefits and perquisites, including but not limited to pension plans, deferred compensation plans, stock options, annual bonus plans, long term incentive plans, group life insurance, disability, sickness and accident insurance and health benefits under such plans and programs as maybe provided by the Company to other executives of the Company from time to time; and (ii) paid vacation as well as holidays, leave of absence and leave for illness and temporary disability in accordance with the policies of the Company. Executive shall not be entitled to receive any benefits provided by the Company until the Executive has been employed by the Company for ninety (90) days.

7.
Non-Disclosure; Non-Competition. As a condition to the Employment arrangement, Executive agrees to execute and comply with the terms and conditions of the "Employee Non-Disclosure and Non-Competition Agreement” attached hereto as Exhibit 1.

    8. Termination.

8.1	Termination by the Company.

a.
The Company, by action of its Board, may terminate the Executive's employment under this Agreement without Cause (as defined in herein below) at any time by giving notice thereof to the Executive at least sixty (60) days before the effective date of such termination. The Employment Period shall terminate as of the date of such termination of Employment.

b.
The Company, by action of its Board, may terminate the Executive's employment under this Agreement for Cause at any time by notifying the Executive of such termination. For all purposes of this Agreement, the Employment Period shall end as of the date of such termination of employment. "Cause" means the Executive's: (i) persistent and repeated refusal, failure or neglect to perform the material duties of his employment under this Agreement, provided that such Cause shall be deemed to occur only after the Company gave notice thereof to the Executive specifying in reasonable detail the conduct constituting Cause, and the Executive failed to cure and correct his conduct within thirty (30) days after such notice; (ii) committing any act of fraud or embezzlement, provided that such Cause shall be deemed to occur only after the Company gave notice thereof to the Executive specifying in reasonable detail the instances of such conduct, and the Executive had the opportunity to be heard at a meeting of the Board; (iii) breach of the Employee Non-Disclosure and Non-Competition Agreement or of such other subsequent agreements entered into during the Employment Period that results in a detriment to the Company; (iv) conviction of a felony (including pleading guilty to a felony); or (v) habitual abuse of alcohol or drugs.

8.2
Termination by the Executive. The Executive may terminate this Agreement at any time, for any reason or for no reason at ail, by giving notice thereof to the Company at least ninety (90) days before the effective date of such termination. The Employment Period shall terminate as of the date of such termination of employment.

8.3	Severance Benefits.

a.
If the Executive's employment under this Agreement is terminated before the end of the Employment Period by the Company without Cause or by the Executive for Good Reason (as defined in herein below), the Company shall continue to pay to the Executive his unpaid Base Salary through the time of termination and for a period extending sixty days thereafter. Additionally, the Executive shall be entitled to his share of the vested stock options through the date of termination which shall be paid to him at such time as the next payment is made to the other participants of the any stock option plan or the long term incentive plan.

b.
If the Executive's employment under this Agreement is terminated by the Company for Cause, by the Executive without Good Reason or if the Executive dies or becomes totally disabled (as defined in herein below), the Company shall only pay the Executive a lump sum cash payment within thirty (30) days of the date of such termination, equal to the sum of: (i) Executive's unpaid Base Salary earned to the termination date; (ii) his share of the vested stock through the date of termination which shall be paid to him or his estate at such time as the next payment is made to the other participants of the any stock option plan.

c.
"Good Reason" means: any material failure by the Company to pay or provide the compensation and benefits under this Agreement; provided that, in each such event, the Executive shall give the Company notice thereof which shall specify in reasonable detail the circumstances constituting Good Reason, and there shall be no Good Reason with respect to any such circumstances cured by the Company within thirty (30) days after such notice.

d.
If the Executive is entitled to receive payments or other benefits under this Agreement upon the termination of his employment with the Company, the Executive hereby irrevocably waives the right to receive any payments or other benefits under any other severance or similar plan maintained by the Company ("Other Severance Plan").

8.4
Termination by Death or Disability. This Agreement shall terminate automatically upon the Executive's death. If the Company determines in good faith that the Executive has a "total disability" (within the meaning of such term or of a similar term as defined in the Company's long-term disability plan as in effect from time to time), the Company may terminate his employment under this Agreement by notifying the Executive thereof at least thirty (30) days before the effective date of such termination.

9.
Representation by Executive. Executive represents and warrants to the Company that his employment hereunder will not conflict with or result in a violation or breach of, or constitute a default under any contract, agreement or understanding to which he is or was a party.

10.
Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Company or, in the case of the Company, to the Company's principal executive offices.

11.
Withholding Taxes. The Company shall have the right, but not the duty, to the extent permitted by law, to withhold from any payment of any kind due to the Executive under this Agreement to satisfy the tax withholding obligations of the Company under applicable law.

12.
Validity; Complete Agreement. The validity and enforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. This Agreement sets forth the entire understanding and embodies the entire Agreement of the parties with respect to the subject matter covered hereby and supersedes all prior or contemporaneous oral or written agreements, understandings, arrangements, negotiations or communications, among the parties hereto.

13.	Amendment. This Agreement shall not be modified or amended except by written agreement of the parties hereto.

14.
Choice of Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the law of the State of Texas. The Parties consent to the exclusive jurisdiction of the Texas courts. Venue for any action brought hereunder shall be exclusively in the State of Texas, County of Harris.

15.	Counterpart. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement.

16.
Delay; Partial Exercise. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

17.
Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company shall have the right to assign this Agreement to any of its respective subsidiaries, parents or affiliates. The rights and obligations of Executive under this Agreement are personal to him and no such right or obligation shall be subject to voluntary or involuntary alienation, assignment, or transfer.

Mandatory Arbitration. DISPUTES REGARDING THE EXECUTIVE'S EMPLOYMENT BY THE COMPANY, INCLUDING, WITHOUT LIMITATION, ANY DISPUTE UNDER THIS AGREEMENT WHICH CANNOT BE RESOLVED BY NEGOTIATIONS BETWEEN THE COMPANY AND THE EXECUTIVE SHALL BE SUBMITTED TO, AND SOLELY DETERMINED BY, FINAL AND BINDING ARBITRATION CONDUCTED UNDER THE RULES OF ARBITRATION OF THE STATE OF TEXAS APPLICABLE TO EMPLOYMENT DISPUTES, AND THE PARTIES AGREE TO BE BOUND BY THE FINAL AWARD OF THE ARBITRATOR IN ANY SUCH PROCEEDING. THE ARBITRATOR SHALL APPLY THE LAWS OF THE STATE OF TEXAS WITH RESPECT TO THE INTERPRETATION OR ENFORCEMENT OF ANY MATTER RELATING TO THIS AGREEMENT. ARBITRATION MAY BE HELD IN TEXAS, OR SUCH OTHER PLACE AS THE PARTIES HERETO MAY MUTUALLY AGREE, AND SHALL BE CONDUCTED BY A QUALIFIED ARITRATOR APPOINTED UNDER THE LAWS OF THE STATE OF TEXAS. JUDGMENT UPON THE AWARD BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of this 15th day of September, 2005

Executive                 Witness

/s/ Cullen Hudnall               /s/ Fred Forster

Forster Drilling Corporation       Witness

By: /s/ W. Scott Thompson          /s/ Roxanne Cort
W. Scott Thompson, Director